Exhibit 10.21

EIGHTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of April 2006, by and between Silicon Valley Bank (“Bank”) and Optio Software, Inc., a Georgia corporation (“Borrower”) whose address is 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of April 25, 2002, as amended by a First Loan Modification Agreement, dated September 12, 2002, as amended by a Second Loan Modification Agreement, dated April 24, 2003, as amended by a Third Loan Modification Agreement, dated June 4, 2003, as amended by a Fourth Loan Modification Agreement, dated December 4, 2003, as amended by a Fifth Loan Modification Agreement, dated April 6, 2004, as amended by a Sixth Loan Modification Agreement, dated April 22, 2005, as amended by a Seventh Loan Modification Agreement, dated April 27, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date thereof and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2(b) is hereby amended, in part, to delete the words “and accounts payable” at the end of such sentence.

2.2 Section 6.7(ii) on the Loan Agreement, entitled “EBITDA” shall be amended to read as follows:

(ii) EBITDA. EBITDA, as of the last day of each month, of no less than:

As of the last day of:	Minimum EBITDA:
April 2006	$(750,000)
May 2006 – July 2006	$(500,000)
August 2006 – January 2007	$(250,000)
February 2007 – Maturity Date	$(750,000)

2.3 The definition of “Revolving Maturity Date” in Section 13.1 of the Loan Agreement shall be amended to read as follows

“Revolving Maturity Date” is April 20, 2007.

2.4 Borrower’s Compliance Certificate is hereby amended as set forth in Exhibit A hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to $15,000 and all of Bank’s legal costs and expenses in connection herewith, (c) Certificate of Good Standing from Georgia, dated within 30 days of closing.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Optio Software, Inc.

By:	/s/ Thomas Armstrong	By:	/s/ Caroline Bembry
Name:	Thomas Armstrong	Name:	Caroline Bembry
Title:	Relationship Manager	Title:	Chief Financial Officer

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	OPTIO SOFTWARE, INC.

The undersigned authorized officer of Optio Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement, to the knowledge of Borrower, are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
10-Q + CC	FQE within 45 days (except FYE)	Yes	No
10-K + CC*	FYE within 90 days	Yes	No
A/R Agings	Monthly within 30 days	Yes	No
A/R Audit	Annual	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No

*	If annual 10-K delivery will be late, then Borrower shall deliver unaudited annual financial statements within 90 days of FYE, with required audited financials and 10-K delivered as soon as available thereafter.

Financial Covenant	Required	Actual		Complies
Maintain:
Monthly Minimum Quick Ratio	1.75:1.00		:1.00	Yes	No
Quarterly Minimum Quick Ratio	2.00:1.00		:1.00	Yes	No
EBITDA as of the last day of each month:
April 2006	$(750,000)	$		Yes	No
May - July 2006	$(500,000)	$		Yes	No
August 2006 – January 2007	$(250,000)	$		Yes	No
February 2007 – Maturity Date	$(750,000)	$		Yes	No

Have there been updates to Borrower’s intellectual property, if appropriate? Yes / No

Comments Regarding Exceptions: See Attached. Sincerely,	BANK USE ONLY
Received by:
AUTHORIZED SIGNER

Optio Software, Inc.	Date:

SIGNATURE	Verified:	AUTHORIZED SIGNER

TITLE	Date:

DATE	Compliance Status: Yes No